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                                                                      EXHIBIT 1

                      SECURITY CAPITAL GROUP INCORPORATED


                   17,365,000 Shares of Class B Common Stock

                             Underwriting Agreement

                                                           September ____, 1997


J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters
   listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

     Security Capital Group Incorporated, a Maryland corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in
Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 15,100,000 shares of Class B Common Stock, $.01 par value per share, of the Company (the "Underwritten Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional 2,265,000 shares of Class B Common Stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of Class A Common Stock, $.01 par value per share, and Class B Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Common Stock". The Common Stock, including the Shares, have and will have attached thereto rights (the "Rights") to purchase shares of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Shares"). The Rights are to be issued pursuant to a Rights Agreement

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(the "Rights Agreement") dated as of April 21, 1997 between the Company and The
First National Bank of Boston, as Rights Agent.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1, as amended on Form S-11, including a prospectus, relating to the Shares and the Rights relating thereto. The registration statement, as amended at the time when it shall become effective including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus". If the Company files or has filed on the date hereof an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement") in connection with the transactions contemplated hereby, then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     It is understood that on April 18, 1997, the Company completed a recapitalization of its authorized and outstanding stock to (i) cause the then outstanding common stock of the Company to be reclassified as Class A Common Stock, (ii) authorize the creation of Class B Common Stock on the terms set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles") and (iii) effect certain other changes to the Articles relating to the authorized and outstanding stock of the Company.

     It is further understood that, as further described in the Prospectus, the Company and each of Security Capital Atlantic Incorporated ("Atlantic"), Security Capital Pacific Trust ("PTR") and Security Capital Industrial Trust ("SCI") entered into separate Merger and Issuance Agreements dated as of March 24, 1997, each as amended, pursuant to which (i) the Company has transferred by merger its ownership interests in certain of its affiliates providing REIT management and property management services to newly formed subsidiaries of each of Atlantic, PTR and SCI, respectively, in exchange for additional shares of common stock of Atlantic and additional common shares of beneficial interest of PTR and SCI, respectively (the "Mergers"), (ii) each of Atlantic, PTR and SCI have completed rights offerings conducted in connection with the Mergers to permit common shareholders of such entities to subscribe for additional common shares of such respective entities and (iii) the Company has agreed to issue warrants to acquire an aggregate of up to $250 million of its Class B Common Stock (the "Warrants") to Atlantic common shareholders, PTR common and

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convertible preferred shareholders and SCI common and convertible preferred shareholders and holders of certain limited partnership interests in partnerships for which SCI is the general partner (in each case other than the Company), following completion of the offering contemplated hereby in the manner and on the terms described in the Prospectus.

     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I hereto at a purchase price per share of $[_____] (the "Purchase Price"); provided that with respect to the Firm Shares which may be purchased from the Underwriters by Security Capital Group U.S. Realty ("U.S. Realty"), the purchase price per share shall be $_______.

     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

     The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the third full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with

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the provisions of Section 9 hereof).  Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     2. The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus; provided that with respect to up to ________ Firm Shares which may be purchased from the Underwriters by SCPG Holdings Pte. Ltd., such Firm Shares will be sold at the Purchase Price.

     3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives (no later than noon the Business Day prior to the Closing Date) in the case of the Underwritten Shares, on [_____], 1997, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

     4. The Company represents and warrants to each Underwriter that:

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          (a)  no order preventing or suspending the use of any preliminary prospectus included in the Registration Statement prior to its effectiveness has been issued by the Commission, and the preliminary prospectus dated August 22, 1997 filed as part of the Registration Statement, complied when used in all material respects with the Securities Act, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (c) the financial statements, and the related notes thereto, of (i) the Company and its consolidated subsidiaries, (ii) PTR, (iii) SCI and (iv) USRealty, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of each such entity as of

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     the dates indicated and the results of their respective operations and changes in their respective consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles, and with respect to USRealty, Luxembourg regulatory requirements, applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

          (d) the compound annual return and average annual total return percentages for investments in Atlantic, PTR, SCI and USRealty and the annualized return for investments in Homestead Village Incorporated ("Homestead") included in the Registration Statement and Prospectus under the caption "Business" have been calculated as described in the Registration Statement and Prospectus and present fairly on the basis described the compound annual return, average annual total return and annualized return, as the case may be, for investments in each relevant entity for the periods indicated;

          (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as described in or contemplated by the Prospectus there has not been any change in the Common Stock (except for non-material changes due to the grant or exercise of stock options in the ordinary course) or increase in the long-term debt of the Company or any material change in the stock or long-term debt of Atlantic, Homestead, PTR, SCI, USRealty or SC Realty Incorporated (each a "Principal Affiliate" and, collectively, the "Principal Affiliates"), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, financial position, stockholders' equity or results of operations (a "Material Adverse Change") of the Company and its direct or indirect interests in the Principal Affiliates, taken as a whole (the "SCGI Group"), otherwise than as set forth or contemplated in the Prospectus;

          (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse

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     effect on or affecting the business, prospects, financial position, stockholders' equity or results of operations (a "Material Adverse Effect") of the SCGI Group.

          (g) each of the Company's direct or indirect subsidiaries or affiliated entities identified on Exhibit A hereto (each a "Specified Affiliate") has been duly organized and is validly existing as a corporation or real estate investment trust, as the case may be, under the laws of its jurisdiction of organization, with power and authority (corporate, partnership and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the SCGI Group; and all the outstanding shares of stock or common shares of each Principal Affiliate owned directly or indirectly by the Company have been duly authorized and validly issued, are fully-paid and, with respect to Principal Affiliates that are corporations, non-assessable, and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, security interests and claims, except as set forth in the Prospectus or as have been established or permitted to remain pursuant to financing arrangements entered into in the ordinary course of business;

          (h) the Company has the equity interest in Atlantic, Homestead, PTR, SCI and USRealty in the percentage amounts set forth in the Prospectus, and USRealty has the equity interest in CarrAmerica Realty Corporation, Storage USA, Inc., Regency Realty Corporation and Pacific Retail Trust in the percentage amounts set forth in the Prospectus, except in each case for non-material changes due to the grant or exercise of stock options in the ordinary course;

          (i) this Agreement has been duly authorized, executed and delivered by the Company;

          (j) the Company has an authorized capitalization as set forth in the Prospectus and such authorized stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights; and, except as described in or contemplated by the Prospectus, there are no outstanding rights (including, without

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     limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

          (k) the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

          (l) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Participating Preferred Shares have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

          (m) neither the Company nor any of its Specified Affiliates is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its charter, declaration of trust, or by-laws, as applicable, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Specified Affiliates is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect on the SCGI Group; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Specified Affiliates is a party or by which the Company or any of its Specified Affiliates is bound or to which any of the property or assets of the Company or any of its Specified Affiliates is subject except for such conflicts, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the SCGI Group, nor will any such action result in any violation of any applicable

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     law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Specified Affiliates or any of their respective properties except for such violations that would not reasonably be expected to have a Material Adverse Effect on the SCGI Group, nor will any such action result in any violation of the provisions of the Articles or the by-laws of the Company; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (n) other than as described in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Specified Affiliates or any of their respective properties or to which the Company or any of its Specified Affiliates is or may be a party or to which any property of the Company or any of its Specified Affiliates is or may be subject which, if determined adversely to the Company or any of its Specified Affiliates, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect on the SCGI Group, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (o) the Company and its Specified Affiliates have directly or indirectly good and marketable title in fee simple or in leasehold interest, as the case may be, to all items of real property and good and marketable title to all personal property owned by them except where the failure to have such good and marketable title would not be expected to have a Material Adverse Effect on the SCGI Group, in each case free and clear of all liens, encumbrances and defects except such as have been established or permitted to remain pursuant to financing arrangements entered into in the ordinary course of business or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by such entity; and any real property and

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     buildings held under lease by the Company and its Specified Affiliates are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Specified Affiliates;

          (p) no person has the right to require the Company to include any securities owned by such person in the securities registered pursuant to the Registration Statement;

          (q) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (r) (i) Arthur Andersen, LLP, who have certified certain financial statements of the Company and its subsidiaries and SCI and its subsidiaries, (ii) Ernst & Young LLP, who have certified certain financial statements of Atlantic and its subsidiaries and Homestead and its subsidiaries, (iii) KPMG Peat Marwick LLP, who have certified certain financial statements of PTR and its subsidiaries and (iv) Price Waterhouse S.A., who have certified certain financial statements of USRealty and its subsidiaries, are each independent public accountants as required by the Securities Act;

          (s) the Company and its Principal Affiliates have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Principal Affiliate except such asserted or threatened deficiencies that would not reasonably be expected to have a Material Adverse Effect on the SCGI Group;

          (t) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Class A Common Stock or the Class B Common Stock in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act");

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          (u) except as would not have a Material Adverse Effect on the SCGI
     Group, (i) each of the Company and its Specified Affiliates owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and (ii) neither the Company nor any such Specified Affiliates has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and each of the Company and its Specified Affiliates is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof except such as would not reasonably be expected to have a Material Adverse Effect on the SCGI Group;

          (v) there are no existing or, to the best knowledge of the Company, threatened employment or labor disputes with the employees of the Company or any of its Principal Affiliates which are reasonably likely to have a Material Adverse Effect on the SCGI Group;

          (w) the Company and its Specified Affiliates (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the SCGI Group;

          (x) there are no costs or liabilities associated with Environmental Laws that are expected to, individually or in the aggregate, have a Material Adverse Effect on the SCGI Group;

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          (y) except as described in or contemplated by the Prospectus, the
     Company and its Specified Affiliates own or possess all material licenses, inventions, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights ("Intellectual Property") currently employed by them in connection with the business now operated by them, and neither the Company nor any Specified Affiliate has received any notice of infringement of or conflict with asserted rights of others with respect to the Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the SCGI Group;

          (z) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its Principal Affiliates for employees or former employees of the Company and its Principal Affiliates has been maintained in substantial compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); to the best knowledge of the Company no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived;

          (aa) the assets of the Company do not constitute "plan assets" within the meaning of Department of Labor Regulation Section 2510.3-101 under ERISA;

          (bb) the Company is not a "United States real property holding corporation" within the meaning Section 897(c)(2) of the Code;

          (cc) USRealty is not a "passive foreign investment company" within the meaning of Section 1296(a) of the Code or subject to the accumulated earnings tax for United States income tax purposes; and

          (dd) subsequent to completion of the Mergers and on the date hereof, each of Atlantic, PTR and SCI continues to satisfy the requirements for qualification as a real estate investment trust under

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     Section 856 through 860 of the Code and the rules and regulations thereunder and the Company reasonably expects that each of the such entity's current method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code for the fiscal year ending December 31, 1997.

     5. The Company covenants and agrees with each of the several
Underwriters as follows:

          (a) to use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to use its reasonable best efforts to furnish copies of the Prospectus to the Underwriters in New York City, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of the Company, to the Representatives a total of four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to use its reasonable best efforts to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with federal or applicable state securities law, reasonably promptly to prepare and furnish, at the expense of the Company if delivery of the Prospectus is required at any time prior to the expiration of 9 months after the Closing Date (and at the expense of such Underwriters if delivery of the Prospectus is required 9 months or more after the Closing Date), to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with federal or applicable state securities law;

          (f) to make generally available to its security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (g) for two years from the date of this Agreement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (h) for a period of 180 days after the date of the Prospectus, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) pursuant to employee or director stock option plans, (2) the conversion, exchange, redemption or retirement of convertible or exchangeable securities, whether or not such securities are converted, exchanged, redeemed or retired pursuant to their terms, outstanding on the date of the Prospectus, (3) the exercise of options or warrants to purchase securities (including by means of a "cashless exercise"), (4) the issuance of Warrants to purchase up to an aggregate amount of $250 million of shares of Class B Common Stock and the issuance of shares of Class B Common Stock upon exercise thereof, (5) the Shares to be sold hereunder and (6) the issuance of shares of Class A Common Stock pursuant to interest reinvestment plans relating to outstanding Convertible Debentures.

          (i) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (j) to the extent requested by the Representatives, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it not currently so qualified;

          (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Underwriters and its disbursements incurred in connection with such registration or qualification), (iv) in connection with the listing of the Shares on the New York Stock Exchange ("NYSE"), (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing, delivery and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar; and

          (l) to take such corporate action to confirm that any Shares to be purchased by an Underwriter hereunder which continue to be held after the Closing Date by such Underwriter shall be exempt from application of the Ownership Limit (as defined in Article Fifth of the Articles) until the earlier to occur of (x) 120 days after the Closing Date or (y) the completion of the distribution of such Shares by such Underwriter.

     6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

          (b) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

          (c) Since the respective dates as of which information is given in the Prospectus there shall not have been any change in the common stock (except for non-material changes due to the grant or exercise of stock options in the ordinary course) or increase in the long-term debt of the Company or any material change in the stock or long-term debt of any Principal Affiliate, or any Material Adverse Change in the SCGI Group, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its Principal Affiliates has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute, or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and except such loss or interference that would not reasonably be expected to have a Material Adverse Effect on the SCGI Group;

          (d) The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, reasonably satisfactory to the Representatives to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any Material Adverse Change in the SCGI Group from that set forth or contemplated in the Registration Statement;

          (e) Mayer, Brown & Platt, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland, with corporate power to own its properties and conduct its business substantially as described under the heading "Business" in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the SCGI Group;

               (ii) each Principal Affiliate has been duly organized and is validly existing as a corporation or real estate investment trust, as the case may be, under the laws of its jurisdiction of organization with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and all of the outstanding shares of stock or common shares of each Principal Affiliate owned directly or indirectly by the Company have been duly authorized and validly issued, are fully paid and, with respect to Principal Affiliates that are corporations, non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Prospectus or as have been established or permitted to remain pursuant to financing arrangements entered into in the ordinary course of business;

               (iii) other than as described in or contemplated by the Prospectus and to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its Principal Affiliates or any of their respective properties or to which the Company or any of its

          Principal Affiliates is or may be a party or to which any property of the Company or its Principal Affiliates is or may be the subject which, if determined adversely to the Company or any of its Principal Affiliates, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect on the SCGI Group and; other than as described in or contemplated by the Prospectus and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v) the authorized stock of the Company conforms in all material respects as to legal matters to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus;

               (vi) the shares of stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

               (vii) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar statutory rights afforded by the Company;

               (viii) the statements in the Prospectus under the captions "Risk Factors -- Limitations on Acquisition of Shares and Change of Control", "Management -- Outside Directors Plan", "Management -- 1995 Option Plan", "Management -- Other Option Plans", "Relationships with Operating Companies", "Certain Relationships and Transactions", "Description of Capital Stock", "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws", "Shares Available For Future Sale" and "Certain United States Federal Tax Considerations for Non-

          U.S. Holders of Class B Shares" and in the Registration Statement in Items 33 and 34, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents or proceedings;

               (ix) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and believes that (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (x) neither the Company nor any of its Principal Affiliates is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its charter, declaration of trust, or by-laws or to such counsel's knowledge any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Principal Affiliates is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect on the SCGI Group; the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Principal Affiliates is a party or by which the Company or any of its Principal Affiliates is bound or to which any of the property or assets of the Company or any of its Principal Affiliates is subject, nor will any such action result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body known to such counsel having jurisdiction over the Company, its Principal Affiliates or any of their respective properties except for conflicts, breaches, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on the SCGI Group nor will any such action result in any violation of the provisions of the Articles or by-laws of the Company;

               (xi) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (xii) to the best of such counsel's knowledge, no person has any right to require the Company to include any securities owned by such person in the securities registered pursuant to the Registration Statement; and

               (xiii) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Participating Preferred Shares have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

          In rendering such opinions, such counsel may rely (A) as to matters involving the application of the laws (i) of the State of Maryland on an opinion of Ballard Spahr Andrews & Ingersoll, (ii) of the Grand Duchy of Luxembourg on an opinion of Arendt & Medernach, (iii) of the

     State of Nevada on an opinion of Hale, Lane, Peek, Dennison, Howard, Anderson and Pearl, and (iv) other than the laws of the foregoing named jurisdictions, the United States and the State of New York to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and its Principal Affiliates and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Principal Affiliates. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are reasonably justified in relying thereon. With respect to the matters to be covered in subparagraph (ix) above such counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

          The opinion of Mayer, Brown & Platt described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) Mayer, Brown & Platt, counsel for the Company, shall have furnished to the Representatives their reasoned written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that the Company is not, and after giving effect to the offering and sale of the Shares will not be, an "investment company" as such term is defined in the Investment Company Act.

          (g) Mayer, Brown & Platt, counsel for the Company, shall have furnished to the Representatives an affirmation, dated the Closing Date or the Additional Closing Date as the case may be, of their reasoned opinion dated April 22, 1997, in form and substance satisfactory to the Representatives to the effect that the assets of the Company do not constitute "plan assets" within the meaning of Department of Labor Regulation Section 2510.3-101 under ERISA.

          (h) Jeffrey A. Klopf, General Counsel of the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

               (i) other than as described in or contemplated by the Prospectus and to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its Principal Affiliates or any of their respective properties or to which the Company or any of its Principal Affiliates is or may be a party or to which any property of the Company or its Principal Affiliates is or may be the subject which, if determined adversely to the Company or any of its Principal Affiliates, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect on the SCGI Group; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (ii) such counsel believes that (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iii) neither the Company nor any of its Principal Affiliates is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its charter, declaration of trust or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Principal Affiliates is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect on the SCGI Group; the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Principal Affiliates is a party or by which the Company or any of its Principal Affiliates is bound or to which any of the property or assets of the Company or any of its Principal Affiliates is subject, nor will any such action result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body known to such counsel having jurisdiction over the Company, its Principal Affiliates or any of their respective properties except for such conflicts, breaches, defaults or violations which would not reasonably be expect to have a Material Adverse Effect on the SCGI Group nor will any such action result in any violation of the provisions of the Articles or by-laws of the Company;

               (iv) no person has any right to require the Company to include any securities owned by such person in the securities registered pursuant to the Registration Statement;

               (v) to the best of such counsel's knowledge based on reasonable inquiry, the Company and each Principal Affiliate owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except for such licenses, permits, certificates, consents, orders, approvals and other authorizations, declarations and filings as would not reasonably be expected to have a Material Adverse Effect on the SCGI Group and neither the Company nor to the best of such counsel's knowledge based on reasonable inquiry, any Principal Affiliate has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, and to the best of such counsel's knowledge based on reasonable inquiry, each of the Company and its Principal Affiliates, is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus except for such laws and regulations as would not reasonably be expected to have a Material Adverse Effect on the SCGI Group; and

               (vi) to the best of such counsel's knowledge based on reasonable inquiry, the Company and its Principal Affiliates (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the SCGI Group.

          (i) On the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, each of Arthur Andersen LLP, KPMG Peat Marwick LLP, Ernst & Young LLP and Price Waterhouse S.A., shall have furnished to the Representatives letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, including statements with respect to a review in accordance with SAS 71 of any interim financial information contained in the Registration Statement and Prospectus and, with respect to Arthur Andersen LLP, statements, in form and substance satisfactory to the Representatives, with respect to their review of the compound annual return, average annual total return and annualized return percentages set forth under the caption "Business" in the Registration Statement and Prospectus.

          (j) The Shares to be delivered on the Closing Date, or Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (k) The Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to matters involving the application of the laws of the State of Maryland on an opinion of Ballard Spahr Andrews & Ingersoll.

          (l) The Representatives shall have received on or prior to the Closing Date, or the Additional Closing Date, as the case may be, certificates from the transfer agent or registrar setting forth for (i) each of Atlantic, Homestead, PTR, SCI and USRealty the number of shares of capital stock owned by the Company and its subsidiaries in such entities and the total amount of outstanding capital stock of such entities and (ii) the Company the number of shares of outstanding Common Stock, in each case as of the date of the Prospectus and as of the Closing Date or Additional Closing Date, as the case may be.

          (m) On or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

          (n) Separate "lock-up" agreements, each substantially in the form of Exhibit B hereto, between the Representatives and Security Capital Holdings S.A., Security Capital Group Incorporated Employee Investment Partnership and Security Capital Investment Research Group Incorporated and the directors or executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

     7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange

Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

     The Company also agrees to indemnify and hold harmless, J.P. Morgan Securities Inc. ("J.P. Morgan") and each person, if any, who controls J.P. Morgan within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of J.P. Morgan's participation as a "qualified independent underwriter" within the meaning of the Rules of Conduct of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person jointly with any other Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and in the reasonable opinion of counsel to the Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to the second paragraph of this
Section 7 in respect of such proceeding, then in addition to such separate firm of the Underwriters and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for J.P. Morgan in its capacity as a "qualified independent underwriter" and all persons, if any, who control J.P. Morgan within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm shall be reasonably satisfactory to the Indemnifying Person and any such firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by J.P. Morgan Securities Inc., and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first, second or third paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters or J.P. Morgan in its capacity as a "qualified independent underwriter", as the case may be, on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters or J.P. Morgan in its capacity as a "qualified independent underwriter", as the case may be, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters or J.P. Morgan in its capacity as a "qualified independent underwriter", as the case may be, on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, or the fee received by J.P. Morgan in its capacity as a "qualified independent underwriter", as the case may be, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters or J.P. Morgan in its capacity as a "qualified independent underwriter", as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Underwriters or J.P. Morgan in its capacity as a "qualified independent underwriter", as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE or any other national securities exchange or national interdealer quotation system, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities involving the United States or any change in United States financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

     9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements reasonably satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing
Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations set forth in Section 6 cannot be fulfilled (except the condition set forth in Section 6(k), in which case the Company shall have no such reimbursement obligation), the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this

Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     11. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: (212) 648-5705); Attention: Syndicate Department. Notices to the Company shall be given to it at Security Capital Group Incorporated, 125 Lincoln Avenue, Sante Fe, NM 87501, (telefax: (505) 988-8920); Attention:
Jeffrey A. Klopf.

     12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.


                                       Very truly yours,


                                       SECURITY CAPITAL GROUP
                                         INCORPORATED


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Accepted:_________, 1997

J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER &
 SMITH INCORPORATED

Acting severally on behalf of themselves and the several Underwriters listed in
 Schedule I hereto

By: J.P. Morgan Securities Inc.,
Acting on behalf of itself and the several
Underwriters listed in Schedule I hereto


By:
   -----------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I

                                               Number of Shares
                                            of Class B Common Stock
                                                To Be Purchased
                                            -----------------------
Underwriter
-----------

J.P. Morgan Securities Inc..................
Goldman, Sachs & Co.........................
Merrill Lynch, Pierce, Fenner
 & Smith Incorporated.......................



                                               --------------------
                                                  [            ]
   Total....................................
                                               ====================

                                                                       EXHIBIT A


                              Specified Affiliates

                                                            State of
Name                                                       Formation
----                                                       ---------
Services Division:

  SC Group Incorporated                                      Texas
  Security Capital Markets Group Incorporated               Delaware
  Security Capital Investment Incorporated                  Delaware
  Security Capital (US) Management Group                    Delaware
  Security Capital Investment Research Group Inc.           Delaware
  Security Capital Real Estate Research Group               Maryland
    Incorporated
  Security Capital (EU) Management S.A.                    Luxembourg

New Businesses:

  Belmont Corporation                                       Maryland
  SCERF Incorporated                                        Maryland
  Security Capital Employee REIT Fund Incorporated          Maryland
  Security Capital Preferred Growth Incorporated            Maryland
  Security Capital EuroPacific Real Estate Shares           Maryland
    Incorporated
  Strategic Hotel Capital Incorporated                      Delaware
  Security Capital Global Realty (in formation)            Luxembourg

Capital Division:

  SC Realty Incorporated                                     Nevada
  Security Capital Industrial Trust                         Maryland
  Security Capital Atlantic Incorporated                    Maryland
  Security Capital Pacific Trust                            Maryland
  Homestead Village Incorporated                            Maryland
  Security Capital U.S. Realty                             Luxembourg
  Security Capital Holdings S.A.                           Luxembourg
    CarrAmerica Realty Corporation                          Maryland
  Regency Realty Corporation                                Florida

                                                            State of
Name                                                       Formation
----                                                       ---------
  Storage USA, Inc.                                        Tennessee
    Pacific Retail Trust                                    Maryland

U.S. Realty New Businesses:

   City Center Retail Trust                                 Maryland
   Urban Growth Property Trust                              Maryland
   Parking Services International Incorporated              Maryland

                               LOCK-UP AGREEMENT


                                                              September __, 1997


J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
  As Representatives of
   the Underwriters named in
   Schedule I to the Underwriting
   Agreement referred to below
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, NY  10260

     Re:  Security Capital Group Incorporated - Public Offering

Dear Ladies and Gentlemen:

     The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Security Capital Group Incorporated, a Maryland corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), of Class B Common Stock, par value $.01 per share, of the Company. The shares of Class A Common Stock, par value $.01 per share and Class B Common Stock of the Company to be outstanding after giving effect to the sale of the Shares (as defined in the Underwriting Agreement) are herein referred to as the "Common Stock". Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

     In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

     The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                            Very truly yours,


                                            By:_____________________________
                                                Name:
                                                Title:


Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Acting severally on behalf of themselves and the several Underwriters named in
     Schedule I to the Underwriting Agreement.

     By:  J.P. Morgan Securities Inc.


     By: ____________________________
          Name:
          Title: